Exhibit 12.2

Law Offices of Jason H Scott
4011 Layang Layang Circle
Carlsbad, CA 92008
Phone: 760.637.5685
LAW OFFICES OF JASON H SCOTT

Jason Scott*	jason@shareaway.com

October 12, 2017

Board of Directors
Level Brands, Inc.
4521 Sharon Road
Suite 407
Charlotte, NC 28211

Level Brands, Inc.
Offering Statement on Form 1-A

Ladies and Gentlemen:

I have acted as special counsel to Level Brands, Inc., a North Carolina corporation (the “Company”), in connection with the Company’s Offering Statement on Form 1-A (as may be amended from time to time prior to qualification, the “Offering Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). The Offering Statement relates to the proposed offer and sale by the Company of up to 2,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”). This opinion letter is being furnished in accordance with the requirements of Item 17 of Form 1-A promulgated under the Securities Act.

Documents Reviewed

In connection with this opinion letter, I have examined the Offering Statement and related Offering Circular, including the exhibits being filed therewith or incorporated by reference therein. In addition, I have examined and relied upon the following:

(i)
the Articles of Incorporation of Level Beauty Group, Inc., as amended to date;

(ii)
the By-laws of the Company;

* Licensed to practice in North Carolina and New York only

Level Brands, Inc.
October 12, 2017

(iii)
the resolutions of the Board of Directors of the Company authorizing the issuance and sale of the Shares pursuant to the terms of the Offering Statement, including to establish the sale price of the Shares; and

(iv)
originals, or copies identified to my satisfaction as being true copies, of such other records, documents and instruments as I have deemed necessary for the purposes of this opinion letter.

“Applicable Law” means the internal laws of the State of North Carolina and the North Carolina Business Corporation Act.

Assumptions Underlying Opinion

[a]
Factual Matters. To the extent that I have reviewed and relied upon certificates of the Company or authorized representatives thereof, all of such certificates, representations and assurances are accurate with regard to factual matters.

[b]
Signatures. The signatures of individuals signing the Offering Statement are genuine.

[c]
Authentic and Conforming Documents. All documents submitted to me as originals are authentic, complete and accurate, and all documents submitted to me as copies conform to authentic original documents.

[d]
No Mutual Mistake, Amendments, Etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Shares as contemplated by the Offering Statement. There are no oral or written statements or agreements that modify, amend or vary, or purport to modify, amend or vary, any of the terms of the Offering Statement.

Opinion

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, I am of the opinion that (i) when the Shares have been issued and sold as contemplated by the Offering Statement, and (ii) the Company has received the consideration provided for in the Offering Statement, such Shares will be validly issued, fully paid and non-assessable.

Level Brands, Inc.
October 12, 2017

Qualification and Limitations Applicable to Opinion

The opinion set forth above is limited to the Applicable Law, and I do not express any opinion concerning any other law.

Miscellaneous

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. My opinion is based on statutes, regulations and administrative and judicial interpretations which are subject to change. I undertake no responsibility to update or supplement my opinion subsequent to the date hereof. Headings in this opinion letter are intended for convenience of reference only and shall not affect its interpretation. I hereby consent to the filing of this opinion as Exhibit 12.2 to the Offering Statement on or about the date hereof and to the incorporation by reference of this opinion of counsel into the Offering Statement and to the reference to my firm under the caption “Legal Matters” in the offering circular constituting a part of the Offering Statement. In giving this consent, I do not admit that I am within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very Truly Yours,

/s/ Jason H. Scott
Jason H. Scott